SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X| Definitive Proxy Statement

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CATALYST LIGHTING GROUP, INC.

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

                          CATALYST LIGHTING GROUP, INC.
                                7700 Wyatt Drive
                             Fort Worth, Texas 76108


                                                                  March 14, 2005


Dear Shareholder:


      You are cordially invited to attend the Annual Meeting of Shareholders of Catalyst Lighting Group, Inc., to be held on April 5, 2005, at 10:00 A.M., Central Standard Time, at the offices of Catalyst Lighting Group, Inc., 7700 Wyatt Drive, Fort Worth, Texas 76108.

      The Annual Meeting was called to order on February 28, 2005, but thereupon adjourned. On February 22, 2005, the Company ended its relationship with then president, Henry Glover, who also resigned his position as a member of the Company's Board of Directors as of such date. The Board of Directors of the Company has elected Dennis H. Depenbusch, the Chief Executive Officer and Secretary of the Company, to replace Mr. Glover as President of the Company. Currently, no one is proposed to fill Mr. Glover's position on the Company's Board of Directors. As a result of this change, the Board of Directors determined to distribute an amended proxy statement reflecting this information and to reschedule the Annual Meeting as described herein.


      As set forth in the formal Notice of Meeting and in the accompanying Proxy Statement, we are asking you to (i) re-elect four of our current directors to continue serving in such capacity and (ii) approve our current auditors.

      The Board of Directors has approved the proposals and believes they are in the best interests of all of the Company's shareholders. We urge you to read the accompanying Proxy Statement carefully. After the formal part of the meeting, we will have a discussion period for questions and comments of general interest to shareholders. We look forward to greeting personally those shareholders who are able to attend the meeting; however, whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail the enclosed proxy, at your earliest convenience, in the envelope provided.

Thank you for your cooperation.

                                             Very truly yours,

                                             /s/ Dennis H. Depenbusch
                                             -----------------------------------
                                             Dennis H. Depenbusch
                                             CEO, President, Chairman of the
                                             Board of Directors and Secretary

                          CATALYST LIGHTING GROUP, INC.
                                7700 Wyatt Drive
                             Fort Worth, Texas 76108


      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS. The Annual Meeting of Shareholders of Catalyst Lighting Group, Inc. (the "Company") will be held on April 5, 2005, at 10:00 a.m., Central Standard Time, at the offices of Catalyst Lighting Group, Inc., 7700 Wyatt Drive, Fort Worth, Texas 76108, or at any adjournment of the meeting, to consider and vote upon the following matters, as explained more fully in the accompanying Proxy Statement:


1. To re-elect the current Board of Directors;


2. To approve the independent registered public accounting firm; and


3. To transact any other business that properly comes before the meeting or any adjournments or postponements of the meeting.


      Only shareholders of record at the close of business on March 8, 2005 are entitled to notice of and to vote at the Annual Meeting. Shareholders who are unable to attend the Annual Meeting are requested to complete, date and return the enclosed form of proxy promptly in the envelope provided.


      Shareholders who attend the annual meeting may revoke their proxy and vote their shares in person.

                                              /s/ Dennis H. Depenbusch
                                              ----------------------------------
                                              Dennis H. Depenbusch
                                              CEO, President, Chairman of the
                                              Board of Directors and Secretary

                          CATALYST LIGHTING GROUP, INC.
                                7700 Wyatt Drive
                             Fort Worth, Texas 76108

                                 PROXY STATEMENT

                               GENERAL INFORMATION


PROXY SOLICITATION. This Proxy Statement is mailed to holders of shares ("Shareholders") of the common stock, par value $.01 per share ("Common Stock"), of Catalyst Lighting Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on April 5, 2005, at 10:00 a.m., Central Standard Time, at the offices of Catalyst Lighting Group, Inc., 7700 Wyatt Drive, Fort Worth, Texas 76108, and at any adjournment of such meeting (the "Annual Meeting").

At the Annual Meeting, the Shareholders will vote upon (i) the re-election of our current four directors to continue serving in such capacity and (ii) approving our current auditors. Management currently is not aware of any other matters which will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their judgment on such matters.

Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. These proxy materials are first being mailed to Shareholders on or about March 14, 2005. Proxies will be solicited primarily by mail. Certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation for such efforts, may solicit proxies by telephone, facsimile, electronic mail or other personal contact. The Company will bear the cost of soliciting proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock. Proposals of shareholders intended to be presented at the Company's 2006 Annual Meeting must be received at the Company's offices at 7700 Wyatt Drive, Fort Worth, Texas 76108 no later than a reasonable time before the Company begins to print and mail its proxy materials to be considered for inclusion in the proxy statement and form of proxy for that meeting.


A quorum shall be present at the Annual Meeting if the holders of a majority of the shares of Common Stock entitled to vote are represented at the meeting, in person or by proxy. With respect to other items of business (and the Company is not currently aware of any other items to be brought before the Annual Meeting), a quorum shall be present at all meetings of the Shareholders of the Company, if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy. The subsequent withdrawal of any Shareholder from the meeting, after commencement of the meeting, or the refusal of any Shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after quorum has been established at such meeting. Despite the absence of a quorum at any meeting of Shareholders, the Shareholders present may adjourn the meeting.

Unless otherwise provided for in the Certificate of Incorporation of the Company, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present and each Shareholder entitled to vote has the right to vote the number of shares owned by him for as many persons as there are directors to be elected.

REVOCABILITY AND VOTING OF PROXY

A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shares represented by duly executed proxies will be voted in accordance with such shareholders' instructions. If you sign the proxy, but do not fill in a vote, your shares will be voted in accordance with the recommendations of the Company's Board of Directors as set forth herein. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, or by a shareholder voting in person at the Annual Meeting.

RECORD DATE AND VOTING RIGHTS


Shareholders of record at the close of business on March 8, 2005 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. On the Record Date, the Company had outstanding and entitled to vote at the Annual Meeting 3,880,949 shares of Common Stock. Shareholders as of the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Shares of Common Stock are counted for quorum purposes if they are represented for any purpose at the Annual Meeting other than solely to object to holding the Annual Meeting or transacting business at the Annual Meeting. Assuming a quorum is present, for the election of directors a plurality of the shares voting must vote in the affirmative. The approval of any other matter coming before the Annual Meeting requires that a majority of the shares voting must vote in the affirmative. Abstentions and broker non-votes are neither counted for purposes of determining the number of affirmative votes required for approval of proposals, nor voted for or against matters presented for Shareholder consideration. Consequently, so long as a quorum is present, abstentions and broker non-votes have no effect on the outcome of any vote.

PROPOSAL NUMBER 1
                           ELECTION OF FOUR DIRECTORS

Four directors (constituting the entire Board of Directors) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

On February 22, 2005, the Company ended its relationship with then president, Henry Glover, who also resigned his position as a member of the Company's Board of Directors as of such date. The Board of Directors of the Company has elected Dennis H. Depenbusch, the Chief Executive Officer and Secretary of the Company, to replace Mr. Glover as President of the Company. Currently, no one is proposed to fill Mr. Glover's position on the Company's Board of Directors. As a result of this change, the Board of Directors determined to distribute an amended proxy statement reflecting this information and to reschedule the Annual Meeting as described herein.


The nominees, their ages and their positions with the Company are as follows:

-------------------------------- ----------- -----------------------------------
Name                             Age         Position
-------------------------------- ----------- -----------------------------------
Dennis H. Depenbusch             41          CEO, Chairman of the
                                             Board of Directors and Secretary
-------------------------------- ----------- -----------------------------------
Kevin R. Keating                 65          Director
-------------------------------- ----------- -----------------------------------
Mary Titus                       44          Director
-------------------------------- ----------- -----------------------------------
Tracy B. Taylor                  50          Director
-------------------------------- ----------- -----------------------------------


Each nominee's business experience during the past five years and the year in which each became a director is described below:


Dennis H. Depenbusch, 41, was the managing partner of Whitco Company, LLP ("Whitco") since its acquisition in June of 2000. Prior to his leading the acquisition of Whitco, he was a Vice President for Euronet Worldwide from May 1995 to June 2000. Euronet Worldwide is a provider of secure electronic financial transactions, ATM software, point-of-sale outsourcing and mobile banking to a wide range of industries. Mr. Depenbusch served as country manager from May 1995 to May 1998 in Poland and, from May 1998 to May 1999, served as Vice President in Germany, overseeing expansion and acquisition activities for these countries. From May 1999 to May 2000, he was responsible for overseeing ATM deployment activities and operational development for the United Kingdom. He also contributed to Euronet's acquisition of venture capital financing and eventual listing on the NASDAQ (EEFT). Mr. Depenbusch holds an MBA, Summa Cum Laude, and a BS in Business from the University of Kansas. He has held his position as CEO and Chairman since consummation of the merger with Whitco on August 27, 2003 and was named Secretary in December, 2003.


Kevin R. Keating, 64, is an investment executive and for the past five (5) years has been the Branch Manager of the Vero Beach, Florida office of Brookstreet Securities Corporation. Brookstreet Securities is a full-service, national network of independent investment professionals. Mr. Keating services the investment needs of private clients with special emphasis on equities. For more than 35 years, he has been engaged in various aspects of the investment brokerage business. Mr. Keating began his Wall Street career with the First Boston Corporation in New York in 1965. From 1968 through 1974, he was employed by several institutional research boutiques where he functioned as Vice President-Institutional Equity Sales. From 1974 until 1982, Mr. Keating was the President and Chief Executive Officer of Douglas Stewart, Inc., a New York Stock Exchange registered representative servicing the needs of individual investors. Mr. Keating is a graduate of Holy Cross College with a degree in Business Administration. Mr. Keating is a director of Wentworth II, Inc., Wentworth I, Inc., 99 Cent Stuff, Inc., Prologue and Micro Interconnect Technology, Inc. Mr. Keating was the President and CFO of the Company from its inception until consummation of the transactions with Whitco. He has been a director since inception in March, 2001, is a member of the audit committee and is the chairman of our compensation committee.

Mary Titus, 44, is a director and chairman of the audit committee. Since December 2000, Ms. Titus has worked for uRoam Corporation, a web based remote access provider, in Sunnyvale, CA. Ms. Titus is currently the Chief Financial Officer, Vice President of Administration and the corporate Secretary for uRoam, handling all finance, human resource and corporate compliance matters. From October 1999 through June 2000, Ms. Titus was the Chief Financial Officer, Vice President of Administration and the corporate Secretary for healthshop, an

Internet based retailer of health products. From September 1998 through January 1999, Ms. Titus was Chief Financial Officer and the corporate Secretary for Crag Technologies, a San Jose based data storage company, where she was responsible for all finance and corporate compliance matters. From April through August 1998, Ms. Titus handled integration and strategic acquisition matters for Adaptec, following its acquisition of Ridge Technologies. Prior to that, Ms. Titus handled all finance, securities and acquisition matters at Ridge Technologies, a redundant storage controller company located in San Jose, CA. She has been a director of Whitco since September 4, 2003. Ms. Titus is the audit committee financial expert for Catalyst.

Tracy B. Taylor, 50, is a director and a member of the compensation committee. Since March, 2002, Mr. Taylor has been President of the Kansas Technology Enterprise Corporation, Topeka, Kansas. From 2001 to the KTEC appointment, Mr. Taylor was President of Taylor and Associates, a private equity investment firm. From 1999-2001, Mr. Taylor was Vice President for Townsend Capital, Lee's Summit, Missouri. From 1994 to 1999, he held various positions with Cohen Esrey real estate services in Kansas City, Missouri. From 1988 to 1994, Mr. Taylor held graduating positions leading to Treasurer and finally Vice President for Administration for Sprint Corporation in Westwood, Kansas. Mr. Taylor received a B.A. in history/political science, Magna Cum Laude, in 1976 from Bethany College in Lindsborg, Kansas and an MBA with a finance concentration, from the University of Kansas in 1979. He has been a director of Whitco since September 4, 2003.

Our Board of Directors includes a standing audit committee consisting of Mary Titus and Kevin R. Keating.

BOARD OF DIRECTORS MEETINGS

During the fiscal year ended September 30, 2004, there were ten meetings of the Company's Board of Directors. Approval of the annual audit is first given by our audit committee and finally by the entire Board of Directors. Nominations are made by the Board of Directors as a whole. The Board of Directors as a whole, upon advice from our compensation committee, determines the compensation of the Company's executive officers.

AUDIT COMMITTEE. The audit committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The audit committee's role includes discussing with management the Company's processes to manage business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements. The audit committee is responsible for the appointment, replacement, compensation and oversight of the independent auditor engaged to prepare or issue audit reports on the financial statements of the Company. The audit committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. The Board of Directors has determined that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the committee.

REPORT OF THE AUDIT COMMITTEE. The primary purpose of the audit committee is to assist the Board of Directors in its general oversight of the Company's financial reporting process. The Committee's function is more fully described in its charter, which the Board has adopted and filed with last year's proxy statement. The committee reviews the charter on an annual basis.

COMPENSATION COMMITTEE. The primary responsibilities of the Compensation Committee are to (a) review and recommend to the Board the compensation of the Chief Executive Officer and other officers of the Company, (b) review executive bonus plan allocations, (c) oversee and advise the Board on the adoption of policies that govern the Company's compensation programs, (d) oversee the

Company's administration of its equity-based compensation and other benefit plans and (e) approve grants of stock options and stock awards to officers and employees of the Company under its stock plan. The Compensation Committee's role includes producing the report on executive compensation required by SEC rules and regulations. The specific responsibilities and functions of the Compensation Committee are delineated in the Compensation Committee Charter. The Compensation Committee Charter is reviewed annually and updated as necessary to reflect changes in regulatory requirements, authoritative guidance, and evolving practices.


Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent registered public accounting firm, Hein & Associates LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.


The audit committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2004 with the Company's management and has discussed with Hein & Associates LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, "Communication with Audit Committees." In addition, Hein & Associates LLP has provided the audit committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee has discussed with Hein & Associates LLP their independence.

Based on these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, for filing with the Securities and Exchange Commission.


EXECUTIVE COMPENSATION. Each of our three outside directors, Kevin R. Keating, Mary Titus and Tracy Taylor, were to each receive $2,000 for each board meeting attended in person and $1,000 for each telephonic board meeting during fiscal year 2004. Through December 31, 2005, they will each receive $1,000 for each board meeting attended in person and $500 for each telephonic board meeting. Members of our Board who serve on the audit committee shall receive an additional $2,000 per meeting for the first year of service and $1,000 per meeting for each year thereafter. The audit committee chairman will receive $4,000 for the first year of service and $2,000 for each year thereafter in addition to the audit committee meeting fees. In lieu of cash compensation for their services as board members and committee members, the Board agreed to be compensated through the issuance of restricted shares of Catalyst Common Stock for their services provided through their attendance at the June 2004 board meeting. Mr. Keating received 5,594 shares of Common Stock, Ms. Titus received 10,490 shares of Common Stock and Mr. Taylor received 2,098 shares of Common Stock for the same period. Mr. Depenbusch will not receive any additional compensation for serving on our Board. To date, other than reimbursement for out-of-pocket expenses, no Board of Directors' fees have been paid. However, the above-referenced shares of Common Stock were issued.


The following table sets forth information concerning compensation for services rendered to Whitco and Catalyst by its executive officers.

                           SUMMARY COMPENSATION TABLE


The following table sets forth information regarding the compensation paid during our fiscal year ended September 30, 2004 and 2003, the nine months ended September 30, 2002 and the fiscal year ended December 31, 2001 to Dennis H. Depenbusch, Henry Glover and Brady Basil. Mr. Depenbusch is Chairman, Secretary and CEO of Catalyst and Mr. Glover is a former Board member and former President. Brady Basil is the Chief Financial Officer. These three were the only executive officers of Catalyst during the fiscal year ended September 30, 2004 and 2003. As of February 22, 2005, Mr. Glover is no longer an officer of the Company.

                                                                          Securities
                                                         Other Annual     Underlying       LITP        All Other
Name and All Other      Year       Salary       Bonus    Compensation     Options          Payouts     Compensation
Principal Positions     Ended       ($)         ($)         ($)             (#)             ($)           ($)
Dennis Depenbusch
Managing Partner/CEO
and Chairman (1)        2004      $130,000      $0         $   0              0             0               0
                        2003      $130,000      $0         $   0              0             0               0
                        2002      $ 97,499      $0         $   0              0             0               0
                        2001      $100,000      $0         $   0              0             0               0

Henry Glover
President (2)           2004      $150,000      $6,000     $   0              0             0               0
                        2003      $145,000      $0         $   0           58,633(5)        0               0
                        2002      $ 97,499      $0         $24,706(4)     191,589(5)        0               0
                        2001      $      0      $0         $   0              0             0               0

Brady Basil
CFO (3)                 2004      $ 89,615      $3,000     $   0           20,000           0               0
                        2003      $ 35,308      $0         $   0              0             0               0
                        2002      $      0      $0         $   0              0             0               0
                        2001      $      0      $0         $   0              0             0               0



(1) Mr. Depenbusch was the managing partner of Whitco prior to consummation of the merger transaction with Catalyst and is currently the CEO, Secretary and Chairman of the Board of Directors. As the merger transaction was not consummated until August 27, 2003, $119,167 of salary was paid to Mr. Depenbusch by Whitco through August 31, 2003 and $10,833 was paid by Catalyst through September 30, 2003.


(2) Henry Glover began employment with Whitco on January 2, 2002. Mr. Glover was the President of Whitco prior to consummation of the merger transaction with Catalyst and was the President and a member of our Board of Directors until February 22, 2005. As the merger transaction was not consummated until August 27, 2003, $137,500 of salary was paid to Mr. Glover by Whitco through August 31, 2003 and $12,500 was paid by Catalyst through September 30, 2003.


(3) Brady Basil began employment with Whitco on April 23, 2003. Mr. Basil was the Controller of Whitco prior to consummation of the merger transaction with Catalyst and is currently Chief Financial Officer of Catalyst. As the merger transaction was not consummated until August 27, 2003, $28,225 of salary was paid to Mr. Basil by Whitco through August 31, 2003 and $7,083 was paid by Catalyst through September 30, 2003.

(4) Represents compensation related to relocation expenses associated with the hiring of Mr. Glover.


(5) These were options to purchase 74.6825 partnership units of Whitco which, upon consummation of the merger with Catalyst on August 27, 2003, were converted into options to purchase an aggregate of 250,222 shares of common stock. 58,633 of these options became fully vested when Catalyst became subject to the periodic reporting requirements under the Securities Exchange Act of 1934. Since that time, an additional 114,953 options have vested, including 38,318 options that vested January 9, 2005. As a result of Mr. Glover's cessation as an employee, officer and director of the Company, he has through May 23, 2005 to exercise such options. The remaining 76,636 unvested options of Mr. Glover terminated as of February 22, 2005.


Option Grants in Fiscal Year Ended September 30, 2004


No options to purchase partner units in Whitco, or common stock in Catalyst, were granted to Dennis Depenbusch in the fiscal year ended September 30, 2004. 20,000 options were granted to Brady Basil, our Chief Financial Officer, on February 20, 2004 at an exercise price of $2.50 per share. 13,332 of the shares have already vested and the remainder vests on February 20, 2006.

For the year ended September 30, 2003, and the nine months ended September 30, 2002, options to purchase 17.5 and 57.1825 partnership units, respectively, were granted to Henry Glover at a strike price of approximately $2,890 per unit. These options, on a converted basis represent 250,222 shares of Catalyst common stock at a strike price of $0.86 per share. 58,633 of these options became fully vested when Catalyst became subject to the periodic reporting requirements under the Securities Exchange Act of 1934. Since that time, an additional 114,953 options have vested, including 38,318 options that vested January 9, 2005. As a result of Mr. Glover's cessation as an employee, officer and director of the Company, he has through May 23, 2005 to exercise such options. The remaining 76,636 unvested options of Mr. Glover terminated as of February 22, 2005.


Aggregate Option Exercises in Fiscal Year Ended September 30, 2004

No options to purchase Whitco partnership units or Catalyst common stock were exercised by Dennis Depenbusch, Henry Glover or any employee of Whitco or Catalyst during the fiscal year ended September 30, 2004.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK BY
                       CERTAIN STOCKHOLDERS AND MANAGEMENT


The following table sets forth information as of March 8, 2005, regarding the beneficial ownership of the Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each director of the Company, and (iii) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power.

                                              Amount and                Percentage
                                              Nature of                  of Shares
                                              Beneficial                Beneficially
Name of Stockholder                           Ownership                   Owned
----------------------------------          ---------------          ---------------
Kevin R. Keating (1)                            102,261                     2.63%
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108

Dennis H. Depenbusch (2)                      1,610,974(3)                 41.51%
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108



Henry Glover(4)                                 173,587(5)                  4.47%
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108

Brady Basil (6)                                  13,332                      .34%
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108

Mary Titus (7)                                   17,157                      .44%
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108

Tracy B. Taylor (8)                               8,765                      .22%
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108

Keating Investments, LLC                        270,000                     6.96%
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108

Larry Doskocil Trust (9)                        693,004                    17.86%
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108

Celestine Depenbusch (10)                       472,048                    12.16%
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108

                                              Amount and                Percentage
                                              Nature of                  of Shares
                                              Beneficial                Beneficially
Name of Stockholder                           Ownership                   Owned
----------------------------------          ---------------          ---------------
James "Kip" Pritchard (11)                      350,125                     9.02%
c/o Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108

Laurus Master Fund, Ltd.                        572,000                    14.74%
c/o M&C Corporate Services Limited
P.O. Box 309 G.T
Ugland House
South Church Street, George Town
Grand Cayman, Cayman Islands

ALL DIRECTORS AND
EXECUTIVE OFFICERS
AS A GROUP (4 individuals)                    1,752,489                    45.16%

(1) Mr. Keating is a member of our Board of Directors.

(2) Mr. Depenbusch is our Chief Executive Officer, Secretary and Chairman of our Board of Directors.

(3) Represents 3,350 shares of Common Stock owned by Mr. Depenbusch and 1,607,624 shares owned by the Dennis H. Depenbusch Revocable Trust, an entity of which Mr. Depenbusch is a co-trustee.


(4) Mr. Glover was formerly the President of the Company and a member of the Company's Board of Directors and ceased to act in such capacity as of February 22, 2005.

(5) Represents 173,587 shares of Common Stock issuable upon exercise of currently vested options granted to Mr. Glover.


(6) Mr. Basil is our Chief Financial Officer.

(7) Ms. Titus is a member of our Board of Directors.

(8) Mr. Taylor is a member of our Board of Directors.

(9) Larry Doskocil is the sole trustee of the Larry Doskocil Trust.

(10) Celestine Depenbusch is the mother of Dennis H. Depenbusch. Mr. Depenbusch exercises no voting, dispository or other control over these shares.

(11) Represents 350,125 shares of common stock issuable upon exercise of currently vested options granted to Mr. Pritchard.

Certain Relationships and Related Transactions

The following table sets forth all long term debt issued to parties related to
Catalyst:


NOTE PAYABLE AND LONG-TERM DEBT:

Note payable and long-term debt at year end consists of the following:


                                                                                             September 30, 2004



Noninterest-bearing note payable to an individual, discounted at 6.3% (unamortized discount of
$13,102 at September 30, 2004), payable in annual installments of $217,851. The Company is
delinquent on $142,851 of a payment that was due on June 30, 2004 (a).                               $347,599

Noninterest-bearing note payable to an individual, discounted at 6.22%
(unamortized discount of $1,688 at September 30, 2004), payable
in monthly installments of $7,375 (a).                                                                 64,690

Note payable to an entity, principal due July 31, 2005, interest payable monthly at a fixed
rate of 15% (b).                                                                                      700,000

Subordinated note payable to a former owner of Whitco LLP, due April 30, 2007, rate 15%,
unsecured.                                                                                            150,000

Note payable to an entity related to a stockholder, principal and 10% interest due on December
31, 2004 (c).                                                                                         250,000

Subordinated note payable to a stockholder, due April 30, 2007, rate 15%, unsecured.                   50,000

Convertible term note to an entity, principal due September 30, 2007, (original and
unamortized discount of $286,361 at September 30, 2004) (d).                                        1,713,639

Convertible revolving note to an entity, principal due September 30,
2007, discounted (original and unamortized discount of
$429,543 at September 30, 2004) (d).                                                                2,570,457
                                                                                                   ----------
                                                                                                    5,846,385
Less current maturities                                                                            (3,932,746)
                                                                                                   ----------

                                                                                                   $1,913,639
                                                                                                   ==========


(a) Notes are collateralized by all assets of the Company. The security interest in inventory and accounts receivable is subordinated to the revolving bank note and the security interest in all assets is subordinated to notes marked as (b).

(b) Notes are collateralized by all assets of the Company but are subordinated to the revolving bank note.

(c) On August 6, 2003, Whitco Company LLP received a bridge loan of $250,000 from Keating Reverse Merger Fund ("Lender"). In consideration for the note, the Company agreed to issue warrants for the purchase of up to 125,000 shares (the "Warrant Shares") of the common stock of the Company upon consummation of the

Merger at a price of $2.00 per Warrant Share. On August 22, 2004, in consideration for extending the due date on the note to December 31, 2004, we issued an additional 40,000 warrants for purchase of our common stock at a price of $4.00 per share. The fair value of the warrants was estimated on the grant date using the Black-Scholes pricing model with the following assumptions: common stock based on a market price of $2.85 per share, zero dividends, expected volatility of 34%, risk free interest rate of 3.42% and an expected life of 5 years. The warrants were valued at $27,693 and recorded as deferred financing. The agreement carries certain rights to repay the note early following any capital raised by the company. KI is the investment advisor and managing member of the Lender. Additionally, the KI Principal is an investor in the Lender. On December 29, 2004, in consideration for extending the due date on the note to December 31, 2005, we issued 20,000 shares of our common stock to the Lender, plus an additional 24,642 shares for payment of all then-accrued but unpaid interest.

(d) On September 30, 2004, the Company entered into a financing arrangement with Laurus Master Fund Ltd. (the "Laurus") which included (1) a Secured Convertible Term Note in the principal amount of two million dollars ($2,000,000), (the "Term Note") and (2) a Secured Revolving Note (the "Revolving Note") and a Secured Convertible Minimum Borrowing Note (together with the Revolving Note, the "AR Notes") in the aggregate principal amount of up to three million dollars ($3,000,000). The Term Note and AR Notes are convertible into the Company's common stock at an initial fixed conversion price of $2.66 per share. In connection with the Term Note and AR Notes, the Company issued to Laurus a Common Stock Purchase Warrant for the purchase of up to 472,000 shares of our common stock, exercisable until September 30, 2009 at a price of $3.00 per share (the "Warrant").


Aggregate annual maturities of long-term debt at September 30, 2004, not including the related discounts, are as follows:

                         2005                                $  4,377,078
                         2006                                          --
                         2007                                   2,200,000
                                                             ------------
                                                             $  6,577,078
                                                             ============


The fair value of the warrants was estimated on the grant date using the Black-Scholes pricing model with the following assumptions: common stock based on a market price of $2.65 per share, zero dividends, expected volatility of 34%, risk free interest rate of 3.42% and an expected life of 5 years. The warrants were valued at $396,480 which resulted in a relative fair value of $367,351 and also resulted in a beneficial conversion feature of $348,554. The total discount of $715,904 was allocated to the Term Note and the AR Notes proportionately based on the loan size and will be amortized over the life of the loans.

The Term Note and AR Notes (collectively, the "Notes") mature on September 30, 2007 and are collateralized by a first priority lien on inventory, accounts receivable, raw materials and all of its ownership interests in Whitco. The Notes accrue interest at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2%), but shall in no event be less than six percent (6%) per annum. The Company also granted registration rights with respect to all shares of Common Stock underlying the Notes and Warrant.

The Term Note was placed into an escrow account solely controlled by Laurus (the "Escrow Account"). The Company may request that Laurus release all or any portion of the amounts contained in the Escrow Account following, or in connection with, the consummation of an acquisition, joint venture or capital investment (a "Transaction") by the Company. Such a release is subject to Laurus' evaluation of all factors it considers, in its sole discretion, relevant at the time of such requested release. Laurus is under no obligation to release any amounts and the release of such amounts is in Laurus' sole and absolute discretion.

By virtue of a written amendment dated December 3, 2004, the Company received an advance of $600,000 from Laurus for working capital purposes. In exchange for this advance, the initial fixed conversion price of the Notes was lowered from $2.66 to $1.50. Laurus also acquired a Common Stock Purchase Warrant for the purchase of up to 100,000 shares of Common Stock, exercisable until December 3, 2009 at a price of $3.00 per share (the "Additional Warrant").

Aggregate annual maturities of long-term debt at September 30, 2004, not including the related discounts, are as follows:


            2005                    $1,377,078
            2006
            2007                    $5,200,000
                                    $6,577,078


During the twelve months ended September 30, 2004 and 2003, the Company had $36,531 and $33,416, respectively, of accrued interest expense on notes due to related parties.

OTHER RELATED PARTY TRANSACTIONS:

During the years ended September 30, 2004 and 2003, the Company paid $7,200 and $60,800, respectively, for accounting and administrative services to an entity related through common ownership through May 2002.

During the years ended September 30, 2004 and 2003, the Company had sales of $209,805 and $423,760, respectively, to an entity whose principal owner is the brother of an employee of the Company. Accounts receivable from this related entity were $0 and $92,305 at September 30, 2004 and 2003.

Effective August 27, 2003, Wentworth III merged with Whitco LP, a privately held Texas-based manufacturer and marketer of steel outdoor lighting pole structures. Whitco LP (as successor in interest to Whitco Company LLP) completed the merger to become a publicly reporting entity to pursue acquisitions and other strategic opportunities as well as raise capital from the public markets. Whitco LP's management and board assumed significant majority control of Wentworth III through a merger structure whereby Whitco LP became a wholly-owned subsidiary of Wentworth III, Inc. Subsequent to the merger, Wentworth III changed its name to Catalyst Lighting Group, Inc. For financial statement purposes, this transaction has been treated as a reverse merger, whereby Whitco LP is considered the acquiring company. 200,000 shares of the Company's common stock were effectively issued to the shareholders of Wentworth III in the merger. The ownership units of Whitco LP outstanding prior to the merger have been converted to common stock and treated as outstanding as of the beginning of the periods presented. The results of operations of Catalyst Lighting Group, Inc. are included in the Consolidated Statements of Operations for the period from August 28, 2003 to September 30, 2003.

As a result of the reverse merger with a shell company, the value assigned to the assets and liabilities was their fair value, which approximated its historical basis. The following table summarizes the values of the tangible assets and liabilities assumed at August 27, 2003, the date of acquisition:


Cash                                $45,000
Current liabilities                 (45,000)
                                    -------

Net assets acquired                 $    --
                                    =======


Keating Investments, LLC ("KI") is a Colorado state registered investment advisor and owns 89% of Keating Securities, LLC ("KS"), a registered broker-dealer. In connection with the reverse merger, KS received an investment banking fee, part of which has been paid through the issuance of 200,000 shares of the Company's common stock. The son of a shareholder and director of the Company is the Managing Member of, and holds a 60% interest in, KI. KI has been engaged by and is representing the Company as its investment banker.

On August 6, 2003, Whitco Company LLP received a bridge loan of $250,000 from Keating Reverse Merger Fund ("Lender"). In consideration for the note, and upon consummation of the merger, we issued a five year common stock purchase warrant for the purchase of up to 125,000 shares of our common stock at a price of $2.00 per share. This note was due March 31, 2004. On August 22, 2004, in consideration for extending the due date on the note to December 31, 2004, we issued an additional 40,000 warrants for the purchase of Common Stock at a price of $4.00 per share. On December 29, 2004, in consideration for extending the due date on the note to December 31, 2005, we issued 20,000 shares of our common stock to the Lender, plus an additional 24,642 shares for payment of all then-accrued but unpaid interest.

On October 12, 2004, the Company commenced a private placement offering (the "Offering") of up to 2,666,667 units at $1.50 per unit, each unit ("Unit") consisting of one share of common stock and one five year warrant to purchase Company common stock at an exercise price of $3.00 per share. This offering was extended through January 24, 2005. The Company sold $50,000 worth of units, totaling 33,333 shares of Common Stock and warrants to purchase up to 33,333 shares of Common Stock, as well as warrants issued to the placement agents to purchase up to 3,333 shares of Common Stock.

The Company intends to utilize any proceeds of the private placement to fund the retirement of a significant portion of its subordinated debt, to finance the growth of the Company's business expansion, including by way of acquisitions, fund product development and general working capital. In connection with the private placement and the Laurus financing, on December 10, 2004 the Company filed a registration statement under the Securities Act covering the resale of all Common Stock (i) to which Laurus may be entitled pursuant to the financing,
(ii) sold in the Offering through December 10, 2004 (and which will be updated upon closing of the Offering to include all Common Stock sold in the Offering) and (iii) all Common Stock issuable to the placement agents in the Offering.

The Company has engaged Keating Securities, LLC and The Seidler Companies, Inc. as placement agents to assist with the offering and may receive up to a 10% cash placement fee, a 3% expense allowance of securities placed by such broker dealer in the Offering and five-year common stock purchase warrants entitling such placement agents to purchase up to 10% of the securities sold by such placement agent in the Offering, at an exercise price of $1.50 per share. The placement agents will also act as warrant agents on transactions involving the exercise of the warrants and, as such, will be paid a commission, which is not included in the above calculation, equal to 10% of the aggregate proceeds raised from the exercise of such warrants, as and when proceeds are received by the Company.

Keating Investments, LLC is the managing member of Keating Reverse Merger Fund and received an investment banking fee in connection with the merger with Whitco. Timothy J. Keating owns approximately 60% of Keating Investments and also individually owns, as of the date hereof, 5% of Keating Reverse Merger Fund. Timothy J. Keating is the son of Kevin R. Keating, our former President and a current board member. Kevin R. Keating has no ownership interest in Keating Investments, Keating Securities or Keating Reverse Merger Fund.

Kevin R. Keating and Spencer I. Browne, our original and only officers and directors until the merger with Whitco, could be deemed to be our promoters. They received shares of Common Stock in return for their cash contributions to the Company. Kevin R. Keating received 90,000 shares in exchange for a cash contribution of $4,500. Spencer I. Browne received 60,000 shares in exchange for a cash contribution of $3,000.

Employment Agreements


As of December 31, 2002, Whitco entered into an employment agreement with Henry Glover, which expired December 31, 2003, providing for him to serve as Whitco's President and Chief Executive Officer at an annual rate of $150,000. Mr. Glover was also eligible for medical and dental benefits, as well as such other benefits as may have been offered to executive officers from time to time. As of February 22, 2005, Mr. Glover is no longer an executive officer of the Company. Currently, there are no written employment agreements with any of the officers; however, the Company anticipates entering into employment agreements with them on terms to be agreed upon.


Additional Employee Benefits: All employees are provided certain insurance coverages including health and dental. The Company reserves the right to change its benefits plans as it deems necessary or appropriate.

There are no agreements or understandings for any officer or director to resign at the request of another person and none of the officers or directors is acting on behalf of or will act at the direction of another person.

There have been none of the following events that occurred during the past five years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director, executive officer, promoter or control person of the Company:

            (1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

            (2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

            (3) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

            (4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


THE BOARD OF DIRECTORS OF CATALYST LIGHTING GROUP, INC. RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL FOUR NOMINEES FOR DIRECTOR.

PROPOSAL NUMBER 2
          RE-ELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hein & Associates LLP is the principal independent registered public accounting firm selected by the Board for re-election for the current year for Catalyst Lighting Group, Inc.

Independent Registered Public Accounting Firm


(a) Hein & Associates LLP are hereby being recommended to the security holders for re-election for the current year.

(b) Hein & Associates LLP are not expected to be present at the meeting, however, they may have the opportunity to make a statement if they desire to do so and a representative of Hein & Associates LLP is expected to be available to respond to appropriate questions.

Audit Fees


The aggregate fees billed by Hein & Associates LLP for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Form 10-KSB's or services that are normally provided in connection with statutory and regulatory filings were $59,007.00 for fiscal year 2004 and $42,803.00 for fiscal year 2003.

The aggregate fees billed by Hein & Associates LLP for professional services rendered for tax compliance, tax advice and tax planning were $12,753.00 for fiscal year 2004 and $1,000.00 for fiscal year 2003.

All Other Fees

In fiscal 2004 and 2003, Hein & Associates LLP fees billed for other services were $0.

All audit work was performed by the auditors' full time employees.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RE-APPOINTMENT OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.


The Board of Directors is not aware that any matters other than those set forth herein will come before the Annual Meeting. Should any matters requiring the vote of the Shareholders arise, it is intended that shares represented by proxies will be voted in respect thereof in accordance with the direction of the person or persons holding the proxy in accordance with their best judgment in the interests of the Company.

SUBMISSION OF PROPOSALS OF SHAREHOLDERS

Proposals of Shareholders intended to be presented at the Company's 2006 Annual Meeting of Shareholders must be received at the Company's offices at 7700 Wyatt Drive, Fort Worth, Texas, 76108, Attention: Dennis H. Depenbusch, Corporate Secretary, no later than a reasonable time before the Company begins to print and mail its proxy materials, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

                          CATALYST LIGHTING GROUP, INC.

                                7700 Wyatt Drive

                            Fort Worth, Texas, 76108

                              --------------------

                                      PROXY

                              --------------------


THIS PROXY IS BEING SOLICITED ON BEHALF OF CATALYST LIGHTING GROUP, INC.'S BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 5, 2005 FOR SHAREHOLDERS OF RECORD MARCH 8, 2005.

The undersigned, being a holder of shares of Common Stock, par value $.01 per share, of Catalyst Lighting Group, Inc., a Delaware corporation (the "Company"), hereby designates Dennis H. Depenbusch, with full power of substitution in the premises, to vote at an annual meeting of shareholders of the Company to be held at the offices of Catalyst Lighting Group, Inc., 7700 Wyatt Drive, Fort Worth, Texas, 71608, on April 5, 2005 at 10:00 a.m., Central Standard Time, or at any adjournment thereof, as follows:

1. ELECTION OF DIRECTORS: Nominees: Dennis H. Depenbusch, Kevin R. Keating, Mary Titus and Tracy B. Taylor.


______ VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any):

______ VOTE WITHHELD from all nominees listed.


2. APPROVAL OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:


______ FOR

______ AGAINST

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). THE FAILURE TO FILL IN THE CHOICES INDICATED ABOVE WILL AUTHORIZE THE PROXIES TO VOTE FOR THE PROPOSALS TO BE BROUGHT BEFORE THE MEETING.

                     (Please Date and Sign on Reverse Side)

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership or other entity, please sign in entity name by authorized person. It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

NUMBER OF SHARES:_______________________________

DATED:________________

------------------------------------------------
SIGNATURE OF STOCKHOLDER

------------------------------------------------
SIGNATURE IF HELD JOINTLY

PLEASE ENTER YOUR SOCIAL SECURITY NUMBER OR FEDERAL EMPLOYER IDENTIFICATION NUMBER HERE:

SOCIAL SECURITY OR FEI NO.__________________

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.